Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

This SECOND AMENDMENT TO LEASE AGREEMENT (the “Amendment”) dated this 28th day of April 2014 (the “Effective Date”), is made by and between INTERCONTINENTAL FUND III 830 WINTER STREET, LLC, a Massachusetts limited liability company (the “Landlord”), and IMMUNOGEN, INC., a Massachusetts corporation (the “Tenant”).

RECITALS:

A.                                    WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated July 27, 2007 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated as of December 9, 2013 (collectively, as amended herein by this Amendment the “Lease”), whereby Tenant leases certain premises from Landlord consisting of (i) approximately 88,930 rentable square feet (the “88,930 Premises”); and (ii) approximately 18,655 rentable square feet (the “18,655 Premises”) (which 18,655 Premises consists of approximately 303 rentable square feet in the basement area, approximately 851 rentable square feet on the penthouse roof, and approximately 17,501 rentable square feet on the first (1st) floor) in the building located at 830 Winter Street, Waltham, Massachusetts (the “Building”) (collectively, the 88,930 Premises and 18,655 Premises shall be known as the “107,585 Premises”);

B.                                    The term of the Lease with respect to the 107,585 Premises is scheduled to expire on March 31, 2020; and

C.                                    WHERAS, Landlord and Tenant wish to amend and extend the term of the Lease with respect to the 107,585 Premises on the terms and conditions set forth herein.

AGREEMENT:

NOW THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.                                      Capitalized Terms.  Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Lease. In the event of any conflict between terms of the Lease and terms of this Amendment, the definitions set forth in this Amendment shall control.

2.                                      Incorporation of Recitals.  The recitals set forth above are incorporated herein and made a part of this Amendment as if set forth herein in full.

3.                                      Term of Lease With Respect to 88,930 Premises.  The term of the Lease with respect to the 88,930 Premises shall be extended until March 31, 2026.  All references in the Lease to the “Expiration Date” with respect to the 88,930 Premises shall hereafter mean March 31, 2026.

4.                                      Fixed Rent with Respect to 88,930 Premises. Commencing on April 1, 2014, Tenant shall pay Fixed Rent with respect to the 88,930 Premises in accordance with the schedule set forth below and otherwise in accordance with the terms and conditions of the Lease:

	Monthly Fixed Rent	Annual Fixed Rent	Fixed Rent Per Square Foot of 88,930 Premises
April 1, 2014 – March 31, 2015	$270,495.42	$3,245,945.00	$36.50
April 1, 2015 – March 31, 2016	$270,495.42	$3,245,945.00	$36.50
April 1, 2016 – March 31, 2017	$270,495.42	$3,245,945.00	$36.50
April 1, 2017 – March 31, 2018	$270,495.42	$3,245,945.00	$36.50
April 1, 2018 – March 31, 2019	$300,138.75	$3,601,665.00	$40.50
April 1, 2019 – March 31, 2020	$300,138.75	$3,601,665.00	$40.50

5.                                      Term of Lease with Respect to 18,655 Premises.  The term of the Lease with respect to the 18,655 Premises shall be extended until March 31, 2026.  All references in the Lease to the “Expiration Date” with respect to the 18,655 Premises shall hereafter mean March 31, 2026.

6.                                      Confirmation of Fixed Rent with respect to 18,655 Premises.  For purposes of confirmation herein, Fixed Rent with respect to the 18,655 Premises shall continue to be paid by Tenant through March 31, 2020 in accordance with Section 4 of the First Amendment.

7.                                      Fixed Rent with Respect to 107,585 Premises.  As of April 1, 2020, Fixed Rent with respect to the 107,585 Premises shall be paid in accordance with the following schedule and otherwise in accordance with the terms and conditions of the Lease.

	Monthly Fixed Rent	Annual Fixed Rent	Fixed Rent per Square Foot of 107,585 Premises
April 1, 2020 – March 31, 2021	$363,099.37	$4,357,192.50	$40.50
April 1, 2021 – March 31, 2022	$363,099.37	$4,357,192.50	$40.50
April 1, 2022 – March 31, 2023	$398,961.04	$4,787,532.50	$44.50
April 1, 2023 – March 31, 2024	$398,961.04	$4,787,532.50	$44.50
April 1, 2024 – March 31, 2025	$398,961.04	$4,787,532.50	$44.50
April 1, 2025 – March 31, 2026	$398,961.04	$4,787,532.50	$44.50

8.                                      Confirmation of Operating Expenses and Taxes. For purposes of confirmation herein, Tenant shall continue to pay Tenant’s Proportionate Share of Operating Expenses and Tenant’s Proportionate Share of Taxes with respect to the 107,585 Premises in accordance with the terms and conditions of the Lease.

9.                                      Utilities.  For purposes of confirmation herein, Tenant shall pay, or cause to be paid, directly to the proper authorities charged with the collection thereof, all charges for any utilities or services directly metered to Tenant used or consumed in the 107,585 Premises in accordance with the terms and conditions of the Lease.

10.                               Third Construction Allowance.  For purposes of confirmation herein, Exhibit “A”, the Third Construction Allowance shall be incorporated herein and made a part of this Amendment. Except for the Third Construction Allowance and as otherwise set forth in the Lease, Landlord shall not be responsible for any improvements or allowances in connection with the 107,585 Premises and Tenant shall continue to occupy the 107,585 Premises in its “as-is” condition.

11.                               Letter of Credit.  As of the Effective Date, Landlord is currently holding a Letter of Credit in the amount of $2,230,660.85 in accordance with all terms and conditions of Section 7.2 of the Original Lease. Provided that: (a) Tenant has executed this Amendment; and (b) Tenant is not in an Event of Default under the Lease, Tenant, at its sole cost and expense, shall be permitted to reduce the Letter of Credit to the amount of $800,000.00 which shall be confirmed upon Landlord’s receipt of a revised or substitute Letter of Credit from Tenant for such reduced amount. In the event Tenant delivers a substitute Letter of Credit in accordance with this Amendment, the original Letter of Credit shall be immediately returned to the issuer by Landlord, and Landlord shall have no further rights to draw any amounts thereunder.  Except as set forth in this Section 8, all other terms and conditions set forth in Section 7.2 of the Original Lease shall continue in full force and effect.

12.                               Confirmation of Right of First Offer. For purposes of confirmation herein, Landlord and Tenant hereby acknowledge and confirm that Section 35. RIGHT OF FIRST OFFER as set forth in the Original Lease is hereby in full force and effect.

13.                               Confirmation of Extension Option. For purposes of confirmation herein, Landlord and Tenant hereby acknowledge and confirm that Section 36. EXTENSION OPTION as set forth in the Original Lease is hereby in full force and effect.

14.                               Confirmation of Parking.  For purposes of confirmation herein, Landlord and Tenant hereby acknowledge and confirm that Section 10. PARKING as set forth in the First Amendment to the Lease Agreement is hereby in full force and effect.

15.                               Brokers.  Landlord and Tenant represent and warrant to the other that except for Richards Barry Joyce and Partners, representing Landlord exclusively (the “Landlord’s Broker”) and T3 Realty, representing Tenant exclusively (the “Tenant’s Broker”), they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Amendment, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Section 12. Landlord will pay any commission due to Landlord’s Broker and Tenant’s Broker pursuant to its separate agreement between Landlord and Landlord’s Broker.

16.                               Ratification of Lease.  Except as modified by this Amendment, all other terms and conditions of the Lease remain unchanged and in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

LANDLORD:

INTERCONTINENTAL FUND 830 WINTER STREET, LLC

a Massachusetts limited liability company

By:	INTERCONTINENTAL REAL ESTATE INVESTMENT FUND III, LLC
a Massachusetts limited liability company, its Manager

	By:	INTERCONTINENTAL REAL ESTATE CORPORATION
a Massachusetts corporation, its Manager

	By:	/s/ Peter Palandjian
	Name:	Peter Palandjian
	Title:	President & Treasurer

TENANT:

IMMUNOGEN, INC.

By:	/s/David B. Johnston
Print Name:	David B. Johnston
Title:	CFO

EXHIBIT “A”

THIRD CONSTRUCTION ALLOWANCE

1.                                            As an inducement to Tenant’s entering into this Amendment, Landlord shall provide to Tenant a tenant improvement allowance of up to $10.00 per rentable square foot of the 107,585 Premises (totaling $1,075,850.00 based on 107,585 rentable square feet) (the “Third Construction Allowance”) to be used by Tenant to pay for the cost to make certain improvements in the 107,585 Premises (“107,585 Premises Work”). Landlord and Tenant specifically agree that Tenant may only apply the Third Construction Allowance toward “hard costs” and Tenant shall not be permitted to apply the Third Construction Allowance towards “soft costs” which include, but shall not be limited to, architect’s and engineer’s fees, or furniture, fixtures and equipment expenses.

2.                                      Prior to the commencement of the 107,585 Premises Work, Tenant shall be required to submit for Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed plans and specifications relating to the 107,585 Premises Work. Tenant shall use its own contractors to perform the 107,585 Premises Work, provided, however, that Landlord shall have the right to approve such contractors, which approval shall not be unreasonably withheld, conditioned or delayed. In addition, within fifteen (15) days of invoice from Landlord, Tenant shall pay to Landlord a “market fee” for Landlord’s review of the plans and specifications relating to the 107,585 Premises Work.

3.                                      Landlord shall pay Landlord’s Proportion (as hereinafter defined) of the cost shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof until the entirety of the Third Construction Allowance has been exhausted.  If requested by Tenant, Landlord shall pay Landlord’s Proportion directly to Tenant’s contractors, vendors, service providers and consultants; provided, however, such arrangement is acceptable to Landlord’s mortgagee (if any).  For purposes of the 107,585 Premises Work, “Landlord’s Proportion” shall be a fraction, the numerator of which is the Third Construction Allowance, and the denominator of which is the total contract price for the 107,585 Premises Work. A “requisition” shall mean written documentation, including, without limitation, (i) invoices from Tenant’s contractors, vendors, service providers and consultants, and such other documentation as Landlord may reasonably request, showing in reasonable detail the cost of the items in question or improvements installed to date in the 107,585 Premises, accompanied by certifications from Tenant that the amount of the requisition in question is true and correct and does not exceed the cost of the items or improvements covered by such requisition; and (ii) evidence that all of the 107,585 Premises Work and other work done by or on behalf of Tenant which could give rise to any mechanic’s or materialman’s liens has been paid for in full and that any and all liens therefor that have been or may be filed have been satisfied of record or waived (“Lien Waivers”) with respect to the prior month’s requisition.  Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof.

4.                                      Notwithstanding anything to the contrary contained herein:

(a)                                 Tenant shall not submit requisitions, nor shall Landlord have any obligation to advance funds on account of the Third Construction Allowance, more often than once per month.

(b)                                 If Tenant fails to pay the amounts paid by Landlord to Tenant in the prior month’s requisition to Tenant’s contractors, vendors, service providers and consultants, Landlord shall thereafter have the right to have the Third Construction Allowance paid directly to Tenant’s contractors, vendors, service providers and consultants.

(c)                                  Landlord shall have no obligation to pay any portion of the Third Construction Allowance with respect to any requisition submitted after December 31, 2015 (the “Outside Requisition Date”) after which the Third Construction Allowance shall be forfeited indefinitely; provided, however, that if Tenant certifies to Landlord that it is engaged in a good faith dispute with a contractor, vendor, service provider or consultant, such Outside Requisition Date shall be extended while such dispute is ongoing, so long as Tenant is diligently pursuing the resolution of such dispute.  Tenant shall not be entitled to receive any portion of the Third Construction Allowance except to the extent that it has submitted requisitions, and/or made demand therefor, on or before the Outside Requisition Date.

(d)                                 In addition to all other requirements hereof, Landlord’s obligation to pay the final requisition of the Third Construction Allowance shall be subject to simultaneous delivery of all Lien Waivers in connection with the 107,585 Premises Work.